EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Computer Associates International, Inc.:

We consent to incorporation by reference in this registration statement on Form S-8 of Computer Associates International, Inc. and subsidiaries of our reports dated June 29, 2005, relating to the consolidated balance sheets of Computer Associates International, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005, annual report on Form 10-K of Computer Associates International, Inc.

Our report dated June 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, expresses our opinion that Computer Associates International, Inc. did not maintain effective internal control over financial reporting as of March 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:  (i) the Company did not have policies and procedures over the accounting for credits attributable to software contracts executed under the Company’s prior business model that were sufficient to prevent or detect the improper accounting of credits initially established under side agreements entered into during fiscal years 1998 through 2001; and (ii) at March 31, 2005, the Company had an ineffective control environment in its Europe, Middle East and Africa (“EMEA”) region.

As discussed in note 12 to the consolidated financial statements, the consolidated financial statements as of March 31, 2004 and for each of the years ended March 31, 2004 and 2003 have been restated.

As discussed in note 1 to the consolidated financial statements, effective April 1, 2003, the Company adopted the fair value method of accounting provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS 123.”

New York, New York

June 29, 2005

/s/ KPMG LLP
KPMG LLP